UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On February 19, 2014, Lighting Science Group Corporation, a Delaware corporation (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) by and among the Company, as borrower, the lenders party thereto (the “Lenders”), and Medley Capital Corporation, as administrative agent for the Lenders (“Medley”). The Term Loan Agreement is comprised of (a) a five-year term loan facility in the amount of $30.5 million, which was funded in its entirety on the closing date (the “Closing Date Term Loan”); and (b) a two-year delayed draw term loan in the maximum amount of $22.5 million, which may be drawn from time to time, subject to the terms and conditions set forth in the Loan Agreement (the “Delayed Draw Term Loan”).

The Closing Date Term Loan bears interest at a floating rate equal to three-month LIBOR plus 12% per annum, as follows: (i) up to 2% (at the Company’s election) of interest may be paid as “payment in kind” by adding such accrued interest to the unpaid principal balance of the term loan and (ii) the remaining accrued interest amount is payable in cash monthly in arrears. Additionally, $3.0 million of the Closing Date Term Loan was funded directly into a deposit account to which Medley has exclusive access, to further secure the loan. The outstanding principal balance and all accrued and unpaid interest on the Closing Date Term Loan are due and payable on February 19, 2019.

The Delayed Draw Term Loan may be borrowed and re-borrowed on a revolving basis by the Company, from the closing date through June 2014 (the “Revolving Loan Termination Date”). Following the Revolving Loan Termination Date, the remaining maximum amount of the Delayed Draw Term Loan may be drawn by the Company from time to time, provided that such loan may not be re-borrowed once repaid, subject to certain exceptions. Borrowings under the Delayed Draw Term Loan are limited by a borrowing base equal to the sum of (i) 85% of eligible accounts, (ii) 60% of inventory, and (iii) qualified cash, less any reserves imposed by Medley. Each draw on the Delayed Draw Term Loan made by the Company is subject to a $2.0 million liquidity requirement and the payment of a funding fee based upon the amount of the applicable draw being funded. From February 19, 2014 through the Revolving Loan Termination Date, the Delayed Draw Term Loan bears interest at a floating rate equal to three month LIBOR plus 10.5% per annum, payable in cash monthly in arrears. Following the Revolving Loan Termination Date, the Delayed Draw Term Loan bears interest equal to three month LIBOR plus 12% per annum, as follows: (i) up to 2% (at the Company’s election) of interest may be paid as “payment in kind” by adding such accrued interest to the unpaid principal balance of the Closing Date Term Loan and (ii) the remainder is payable in cash monthly in arrears. The outstanding principal balance and all accrued and unpaid interest on the Delayed Draw Term Loan is due and payable on February 19, 2016.

The interest rate on the outstanding Closing Date Term Loan and the Delayed Draw Term Loan is subject to an increase upon the occurrence of an event of default as specified in the Loan Agreement. Outstanding loans are mandatorily prepayable upon the occurrence of certain events, such as, certain dispositions, certain borrowing base imbalances, upon the redemption of shares of the Company’s equity securities, or upon a change of control, as further specified in the Loan Agreement. Outstanding loans are voluntarily prepayable from time to time, subject to certain prepayment premiums dependent on the date of prepayment.

Borrowings under the Loan Agreement are secured by substantially all of the assets of the Company and the Company’s material wholly-owned subsidiaries (subject to certain permitted liens) and may be used for working capital requirements and other general corporate purposes. The Company may replace the Delayed Draw Term Loan facility with a replacement revolving facility, on a secured first priority basis, without penalty or premium, subject to the negotiation of loan documents and an intercreditor agreement on terms and conditions satisfactory to Medley.

The Loan Agreement also contains customary representations, warranties and events of default for a facility of this nature and affirmative and negative covenants, including without limitation, covenants relating to minimum EBITDA, minimum liquidity and maximum capital expenditures.

The Company utilized proceeds from the Closing Date Term Loan to repay its outstanding obligations under the (i) Loan and Security Agreement, dated November 22, 2010, with Wells Fargo Bank, National Association, as amended (the “Wells Fargo Loan Agreement”) and (ii) Second Lien Letter of Credit, Loan and Security Agreement, dated as of September 20, 2011, with Ares Capital Corporation, as amended (the “Ares Loan Agreement”). On February 19, 2014, the Company terminated the Wells Fargo Loan Agreement and Ares Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Medley Warrants

On February 19, 2014 and in connection with the consummation of the transactions contemplated by the Medley Loan Agreement, the Company issued a warrant to purchase 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to each of Medley and Medley Opportunity Fund II LP (the “Medley Warrants”). The Medley Warrants have an exercise price equal to $0.95 and, if unexercised, expire on February 19, 2024.

The Medley Warrants are not exercisable until the Company amends its Certificate of Incorporation to increase the number of authorized shares of Common Stock to a number sufficient to permit the Company to reserve shares of Common Stock for issuance upon the exercise or conversion in full of all of the Company’s outstanding securities that are convertible into or exercisable or exchangeable for shares of Common Stock (the “Charter Amendment”).

On February 19, 2014, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Medley and Medley Opportunity Fund II LP pursuant to which the Company granted piggyback registration rights with respect to the shares of Common Stock underlying the Medley Warrants and any other shares of Common Stock that may be acquired by such parties in the future.

The foregoing description of the Medley Warrants and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 4.1, 4.2 and 4.3 respectively, to this Current Report and are incorporated herein by reference.

Pegasus Guaranty and Pegasus Warrants

Pegasus Capital Partners IV, L.P. and Pegasus Capital Partners V, L.P. (collectively, the “Pegasus Guarantors”) have agreed to provide a guaranty of the Company’s obligations under the Loan Agreement in favor of Medley (the “Pegasus Guaranty”). As consideration for the Pegasus Guaranty, on February 19, 2014, the Company issued a warrant to purchase 5,000,000 shares of Common Stock to each of the Pegasus Guarantors (the “Pegasus Guaranty Warrants”). The Pegasus Guaranty Warrants have an exercise price equal to $0.50 and, if unexercised, expire on February 19, 2024. The Pegasus Guaranty Warrants are not exercisable until the Company effects the Charter Amendment.

The Pegasus Guarantors are affiliates of Pegasus Capital Advisors, L.P., which, together with its affiliates, was the beneficial owner of approximately 86.8% of the Company’s Common Stock as of February 19, 2014, after giving effect to the transactions reported in this Current Report.

The foregoing description of the Pegasus Guaranty Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 4.4 and 4.5 respectively, to this Current Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report under the heading Loan Agreement related to the Wells Fargo Loan Agreement and Ares Loan Agreement is incorporated by reference into this Item 1.02. The Company is not obligated to pay any early termination penalties in connection with the termination of the Wells Fargo Loan Agreement and Ares Loan Agreement.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report under the heading Loan Agreement is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report under the headings Medley Warrants and Pegasus Guaranty Warrants are incorporated by reference into this Item 3.02.

The issuance of the Medley Warrants and Pegasus Guaranty Warrants were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder. There were no underwriting discounts or commissions paid in connection with such issuances.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: February 25, 2014	By:	/s/ Thomas C. Shields
	Name:	Thomas C. Shields
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Warrant, dated as of February 19, 2014, by and between Lighting Science Group Corporation and Medley Capital Corporation

4.2	Warrant, dated as of February 19, 2014, by and between Lighting Science Group Corporation and Medley Opportunity Fund II LP

4.3	Registration Rights Agreement, dated February 19, 2014 by and between Lighting Science Group Corporation, Medley Capital Corporation and Medley Opportunity Fund II LP

4.4	Warrant, dated as of February 19, 2014, by and between Lighting Science Group Corporation and Pegasus Capital Partners IV, L.P.

4.5	Warrant, dated as of February 19, 2014, by and between Lighting Science Group Corporation and Pegasus Capital Partners V, L.P.

10.1	Term Loan Agreement, dated February 19, 2014, by and between Lighting Science Group Corporation, the lenders party thereto and Medley Capital Corporation, in its capacity as agent